Exhibit 10.13

LYONDELLBASELL INDUSTRIES

2010 LONG-TERM INCENTIVE PLAN

1.	Plan. Effective as of the effective date of the Plan of Reorganization (the “Effective Date”), LyondellBasell Industries N.V. (the “Company”) hereby establishes the LyondellBasell Industries 2010 Long-Term Incentive Plan (the “Plan”).

2.	Objectives. The purpose of the Plan is to further the interests of the Company and its shareholders by providing incentives in the form of Awards to employees and directors who can contribute materially to the success and profitability of the Company. Such Awards will recognize and reward outstanding performances and individual contributions and give Participants in the Plan an interest in the Company parallel to that of the shareholders, thus enhancing the proprietary and personal interest of such Participants in the Company’s continued success and progress. This Plan will also enable the Company to attract and retain such employees and directors.

3.	Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Affiliate” means any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company.

“Award” means an Employee Award or a Director Award.

“Award Agreement” means one or more Employee Award Agreements or Director Award Agreements.

“Board” means the Supervisory Board of the Company.

“Cash Award” means an award denominated in cash.

“Cause” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or Affiliate in effect at the time of such termination or (ii) in the absence of any such agreement or definition therein, (A) the Participant’s conviction for, plea of guilty or nolo contendere to a felony or its equivalent in accordance with local laws, (B) the Participant’s commission of a material act or omission involving dishonesty or fraud in the course of a Participant’s duties to the Company or an Affiliate, (C) the Participant’s conduct that brings or is reasonably likely to bring the Company or an Affiliate into public disgrace or disrepute and that affects the Company’s or any Affiliate’s business in any material way, (D) the Participant’s continuing and willful failure to perform duties as reasonably directed by the Company or Affiliate (which if curable, is not cured within 10 days after written notice thereof is provided to the Participant) or (E) the Participant’s gross negligence or willful misconduct with respect to the Company or its Affiliates (which, if curable, is not cured within 10 days after written notice thereof is provided to the Participant). Any determination of whether Cause exists shall be made by the Committee in its sole discretion, and following a Change of Control such determination shall not be subject to delegation pursuant to Paragraph 7.

“Change of Control” is defined in Attachment A.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to the Code shall be deemed to include any regulations or other interpretive guidance.

“Committee” means the Compensation Committee or any committee designated pursuant to Paragraph 7, and if no committee is so designated, the Board.

“Common Stock” means the Class A common stock of LyondellBasell Industries N.V., par value €0.04 per share.

“Company” means LyondellBasell Industries N.V., and any successor entity.

“Compensation Committee” means the Compensation Committee of the Board or any successor committee of the Board that is designated by the Board to administer certain portions of the Plan.

“Director” means an individual serving as a member of the Board.

“Director Award” means the grant of any Option, SAR, Stock Award, or Performance Award, whether granted singly or in combination, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as may be established in order to fulfill the objectives of the Plan.

“Director Award Agreement” means one or more agreements between the Company and a Nonemployee Director setting forth the terms, conditions, and limitations applicable to a Director Award.

“Dividend Equivalents” means, with respect to Restricted Stock Units, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to shareholders of record during the Restriction Period on a like number of shares of Common Stock.

“Employee” means any regular employee of a Participating Employer, including any such individual who is assigned to work for a joint venture with a Subsidiary or Affiliate.

“Employee Award” means the grant of any Option, SAR, Stock Award, Cash Award, or Performance Award, whether granted singly or in combination, to an Employee pursuant to such applicable terms, conditions, and limitations (including treatment as a Performance Award) as may be established in order to fulfill the objectives of the Plan.

“Employee Award Agreement” means one or more agreements between the Company and an Employee setting forth the terms, conditions, and limitations applicable to an Employee Award.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the final closing sales price per share of the Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the OTC Bulletin Board, or, if not reported by the OTC Bulletin Board, by Pink OTC Markets Inc., or (iii) if none of the above are applicable, the fair market value of a share of Common Stock as determined in good faith by the Committee in a manner that complies with the requirements of Section 409A of the Code, if applicable.

“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan. The Grant Date for a substituted award is the grant date of the original award. The first Grant Date under this Plan shall be the effective date of the Plan of Reorganization.

“Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

“Nonemployee Director” means an individual serving as a member of the Board who is not an Employee.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified Grant Price.

“Participant” means an Employee or a Director to whom an Award has been granted under this Plan.

“Participating Employer” means the Company, together with any Subsidiaries and Affiliates of the Company whose Employees are included in the Plan upon authorization of the Committee.

“Performance Award” means an award made pursuant to this Plan that is subject to the attainment of one or more Performance Goals.

“Performance Goal” means one or more standards established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Plan of Reorganization” means the Joint Chapter 11 Plan of Reorganization for the LyondellBasell Debtors under Section 1121(a) of the United States Code.

“Restricted Stock” means any shares of Common Stock that are restricted or subject to forfeiture provisions.

“Restricted Stock Unit” means a Stock Unit that is restricted or subject to forfeiture provisions.

“Restriction Period” means a period of time beginning as of the Grant Date of an Award of Restricted Stock or Restricted Stock Units and ending as of the date upon which the Common Stock subject to or evidenced by such Award is no longer restricted or subject to forfeiture provisions.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price, in each case, as determined by the Committee.

“Stock Award” means an Award in the form of shares of Common Stock or Stock Units, including an award of Restricted Stock or Restricted Stock Units.

“Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value (as determined by the Committee).

“Subsidiary” means any corporation, limited liability company, joint venture or partnership in which the Company (or its direct or indirect Subsidiary) holds more than 50% of the equity interest.

4.	Eligibility.

a.	Employees. All Employees are eligible for the grant of Employee Awards under this Plan in the discretion of the Committee. The Committee in its sole discretion shall designate Employees to be Participants by granting Awards under this Plan. The Committee may grant an Employee Award to an individual whom it expects to become an Employee within the following six months, with the Employee Award subject to the individual’s actually becoming an Employee within that time, and subject to other terms and conditions the Committee establishes.

b.	Directors. Nonemployee Directors are eligible for the grant of Director Awards under this Plan. The Board in its sole discretion shall designate Nonemployee Directors to be Participants by granting Awards under this Plan.

c.	General. The granting of an Award under the terms of this Plan does not confer upon any Participant any right to any future Award. There is no obligation for uniformity among Participants.

5.	Common Stock Available for Awards. Subject to the provisions of Paragraph 18 hereof, no Award shall be granted if it shall result in the aggregate number of shares of Common Stock issued under the Plan plus the number of shares of Common Stock covered by or subject to Awards then outstanding under this Plan (after giving effect to the grant of the Award in question) to exceed 22,000,000.

The number of shares of Common Stock that are the subject of Awards under this Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. Shares of Common Stock that are used or withheld to satisfy the Grant Price or tax obligations shall, notwithstanding anything herein to the contrary, not be available again for Awards hereunder. Shares of Common Stock delivered under the Plan as an Award or in settlement of an Award issued or made (a) upon the assumption, substitution, conversion, or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition or (b) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the shareholder approval requirements of the New York Stock Exchange for equity compensation plans applies. The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Common Stock is listed or any applicable regulatory requirement. The Board and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file any required documents with governmental authorities, stock exchanges, and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards. Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or private purchase, or a combination of the foregoing.

6.	Administration.

a.	This Plan shall be administered by the Committee, except as otherwise provided herein.

b.

Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations, and guidelines for carrying out this Plan as it may deem necessary or proper. The Committee may, in its discretion, provide for the extension of the exercisability of an Employee Award, accelerate the vesting or exercisability of an Employee Award, eliminate or make less restrictive any restrictions applicable to an Employee Award, waive any restriction or other provision of this Plan (insofar as such provision relates to Employee Awards) or an Employee Award, or otherwise amend or modify an Employee Award in any manner that is either (i) not adverse to the Participant to whom such Employee Award was granted (including in a manner which could result in accelerated or additional tax under Section 409A of the Code) or (ii) consented to by such Participant. Notwithstanding anything herein to the contrary, without the prior approval of the Company’s shareholders, Options or SARs issued under the Plan will not be repriced, replaced, or regranted through cancellation or by decreasing the exercise price of a previously granted

Option or SAR, except as expressly provided by the adjustment provisions of Paragraph 18. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive, and binding on all parties concerned.

c.	No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee, or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct, bad faith, or as expressly provided by statute.

d.	The Board shall have the same powers, duties, and authority to administer the Plan with respect to Director Awards as the Committee retains with respect to Employee Awards.

7.	Delegation of Authority. Following the authorization of a pool of cash or shares of Common Stock to be available for Awards, the Board or the Committee may authorize a committee of one or more members of the Board, or one or more officers of the Company, to grant individual Employee Awards from such pool pursuant to such conditions or limitations as the Board or the Committee may establish consistent with applicable law. The Committee may delegate to the Chief Executive Officer and to other employees of the Company its administrative duties under this Plan (excluding its granting authority for Awards, other than pursuant to authorization of a pool,) pursuant to such conditions or limitations as the Committee may establish. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

8.	Employee Awards.

The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Employee Award shall be embodied in an Employee Award Agreement, which shall contain such terms, conditions, and limitations as shall be determined by the Committee in its sole discretion and, if required by the Committee, shall be signed by the Participant to whom the Employee Award is granted and signed for and on behalf of the Company. Employee Awards may consist of those listed in this Paragraph 8 and may be granted singly or in combination. Employee Awards may also be granted in combination with, in replacement of (subject to the last sentence of Paragraph 16), or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any Participating Employer, including the plan of any acquired entity. Subject to the immediately following Clauses a. and b., an Employee Award may provide for the grant or issuance of additional, replacement, or alternative Employee Awards upon the occurrence of specified events, including the exercise of the original Employee

Award granted to a Participant. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and the Participating Employers, achievement of specific business objectives, items referenced in Clause e. below, and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested, or unpaid Employee Awards shall be treated as set forth in the applicable Employee Award Agreement or as otherwise specified by the Committee. Notwithstanding the foregoing, any Award that constitutes a “stock right” within the meaning of Section 409A of the Code shall only be granted to Participants with respect to whom the Company is an “eligible issuer of service recipient stock” under Section 409A of the Code. Employee Awards granted as of the Effective Date or within 90 days thereafter shall be awarded in accordance with the provisions of Attachment B.

a.	Options. An Employee Award may be in the form of an Option. The Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option on the Grant Date. The term of the Option shall extend no more than 10 years after the Grant Date. Options may not include provisions that “reload” the Option upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any Options awarded to Employees pursuant to this Plan, including the Grant Price, the term of the Options, the number of shares subject to the Option, and the date or dates upon which they become exercisable, shall be determined by the Committee.

b.	Stock Appreciation Rights. An Employee Award may be in the form of an SAR. On the Grant Date, the Grant Price of an SAR shall be not less than the Fair Market Value of the Common Stock subject to such SAR. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SARs awarded to Employees pursuant to this Plan, including the Grant Price, the term of any SARs, and the date or dates upon which they become exercisable, shall be determined by the Committee.

c.	Stock Awards. An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

d.	Cash Awards. An Employee Award may be in the form of a Cash Award. The terms, conditions, and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

e.

Performance Awards. Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted to Participants pursuant to this Plan shall be determined by the Committee. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

9.	Director Awards.

The Board may grant Director Awards to Nonemployee Directors of the Company from time to time in accordance with this Paragraph 9. Director Awards may consist of those listed in this Paragraph 9 and may be granted singly or in combination. Each Director Award may, in the discretion of the Board, be embodied in a Director Award Agreement, which shall contain such terms, conditions, and limitations as shall be determined by the Board in its sole discretion and, if required by the Board, shall be signed by the Participant to whom the Director Award is granted and signed for and on behalf of the Company. Director Awards granted as of the Effective Date or within 90 days thereafter shall be awarded in accordance with the provisions of Attachment B.

a.	Options. A Director Award may be in the form of an Option. The Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option on the Grant Date. In no event shall the term of the Option extend more than 10 years after the Grant Date. Options may not include provisions that “reload” the option upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any Options awarded to Participants pursuant to this Paragraph 9, including the Grant Price, the term of the Options, the number of shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Board.

b.	Stock Appreciation Rights. A Director Award may be in the form of an SAR. On the Grant Date, the Grant Price of an SAR shall be not less than the Fair Market Value of the Common Stock subject to such SAR. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SARs awarded to Nonemployee Directors pursuant to this Plan, including the Grant Price, the term of any SARs, and the date or dates upon which they become exercisable, shall be determined by the Board.

c.	Stock Awards. A Director Award may be in the form of a Stock Award. Any terms, conditions, and limitations applicable to any Stock Awards granted to a Nonemployee Director pursuant to this Plan, including but not limited to rights to Dividend Equivalents, shall be determined by the Board.

d.	Performance Awards. Without limiting the type or number of Director Awards that may be made under the other provisions of this Plan, a Director Award may be in the form of a Performance Award. Any additional terms, conditions, and limitations applicable to any Performance Awards granted to a Nonemployee Director pursuant to this Plan shall be determined by the Board. The Board shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Nonemployee Director.

10.	Change of Control. Notwithstanding any other provisions of the Plan, including Paragraphs 8 and 9 hereof, unless treatment of an Award upon Change of Control is otherwise expressly addressed in the applicable Award Agreement, in the event of a Change of Control during a Participant’s employment (or service as a Nonemployee Director) with the Company or a Participating Employer, followed within one year by the involuntary termination of employment of such Participant for any reason other than Cause (or separation from service of such Nonemployee Director), (i) each Award granted under this Plan to the Participant shall become immediately vested and fully exercisable and any restrictions applicable to the Award shall lapse and (ii) if the Award is an Option or SAR and has not been cancelled pursuant to the terms of the Plan, such Award shall remain exercisable until the expiration of the term of the Award. Notwithstanding the foregoing, with respect to any Stock Unit or Restricted Stock Unit or other Award that vests, pursuant to the terms of the Award Agreement, solely upon a Change of Control and that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, the settlement of such Award pursuant to this Paragraph 10 shall only occur upon the Change of Control if such Change of Control constitutes a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5). For purposes of this Paragraph 10, an involuntary termination shall include constructive termination of employment for good reason, which shall have the meaning set forth in the Award Agreement or, if not otherwise defined, shall mean the occurrence, without the Participant’s express written consent, of a material diminution in the Participant’s employment duties, responsibilities or authority, any material reduction in the Participant’s base salary or targeted incentive compensation, or any relocation of the Particpant’s principal place of employment as of the date of the Change of Control of more than 100 miles, following which (i) the Participant provides written notice of the existence of the condition within 90 days after its existence (ii) the Company and its Affiliates fail to cure the condition within 30 days after receipt of the notice, and (iii) the Participant terminates employment within twelve months after the Change of Control.

11.	Non-United States Participants. The Committee may grant Awards to eligible persons outside the United States under such terms and conditions as may, in the judgment of the Committee, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified option exercise procedures, and other terms and procedures. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, any governing statute, or any other applicable law. For purposes of granting and paying Awards to persons outside the United States, the Company shall apply the intercompany exchange rate procedures specified in the LyondellBasell Industries Medium Term Incentive Plan, as amended from time to time.

12.	Payment of Awards.

a.	General. Payment made to a Participant pursuant to an Award may be made in the form of cash or Common Stock, or a combination thereof as the Committee may determine, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. Any certificates evidencing shares of Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto.

b.	Deferral. With the approval of the Committee and in a manner which is intended to either (i) comply with Section 409A of the Code or (ii) not cause an Award to become subject to Section 409A of the Code, amounts payable to U.S. Participants in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment.

c.	Dividends, Earnings, and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Stock Award, subject to such terms, conditions, and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments and Dividend Equivalents for Stock Awards.

d.	Cash-out of Awards. At the discretion of the Committee, an Award settled under Paragraph 12(a) may be settled by a cash payment in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Award (which, in the case of an Option or SAR, may be the excess, if any, of the Fair Market Value of the Common Stock subject to such Award over Grant Price of such Award).

13.	Option Exercise. The Grant Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering a separate Award valued at Fair Market Value on the date of exercise, or any combination thereof (provided that such tendered or surrendered shares or Award do not result in adverse accounting treatment to the Company and such shares or Award are not subject to any pledge or security interest). The Committee shall determine acceptable methods for Participants who are Employees to tender Common Stock or other Employee Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. The Committee may also provide that the option may be exercised by a “net-share settlement” method for exercising outstanding nonqualified stock options, whereby the exercise price thereof and/or any minimum required tax withholding thereon are satisfied by withholding from the delivery of the shares as to which such option is exercised a number of shares having a fair market value equal to the applicable exercise price and/or the amount of any minimum required tax withholding, canceling such withheld number, and delivering the remainder. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Paragraph 13.

14.	Taxes. The Company or its designated third party administrator shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are transferred by the Participant to satisfy tax withholding, such shares must not be subject to any pledge or other security interest, must not result in adverse accounting treatment to the Company, and shall be valued based on the Fair Market Value when the tax withholding is required to be made.

15.	Expatriate Participants. Grants of Awards and payments of Awards made to expatriate Participants will be, pursuant to the applicable expatriate assignment policy of the Participating Employer, tax normalized based on typical income taxes and social security taxes in the expatriate Participant’s home country relevant to the expatriate Participant’s domestic circumstances.

16.	Amendment, Modification, Suspension, or Termination of the Plan and Awards. The Board may amend, modify, suspend, or terminate this Plan and any Award made thereunder at any time and for any reason, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent such approval is required by applicable legal requirements or the applicable requirements of the securities exchange on which the Company’s Common Stock is listed. Notwithstanding anything herein to the contrary, without the prior approval of the Company’s shareholders, Options or SARs issued under the Plan will not be repriced, replaced, or regranted through cancellation or by decreasing the Grant Price of a previously granted Option or SAR except as expressly provided by the adjustment provisions of Paragraph 18.

17.	Assignability. Unless otherwise determined by the Committee and provided in an Award Agreement or the terms of an Award, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will, by beneficiary designation, or by the laws of descent and distribution. In the event that a beneficiary designation conflicts with an assignment by will or the laws of descent and distribution, the beneficiary designation will prevail. The Committee may prescribe and include in applicable Award Agreements or the terms of the Award other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Paragraph 17 shall be null and void.

18.	Adjustments.

a.	The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

b.	In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, recapitalization or capital reorganization of the Company, consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting Common Stock or any distribution to holders of Common Stock of securities or property (including cash dividends that the Board determines are not in the ordinary course of business but excluding normal cash dividends or dividends payable in Common Stock), the Board shall make such adjustments as it determines, in its sole discretion, appropriate to (x) the number and kind of shares of Common Stock or other securities reserved under this Plan and (y)(i) the number and kind of shares of Common Stock or other securities covered by Awards, (ii) the Grant Price or other price in respect of such Awards, and (iii) the appropriate Fair Market Value and other price determinations for such Awards to reflect such transaction. In the event of a corporate merger, consolidation, acquisition of assets or stock, separation, reorganization, or liquidation, the Board shall be authorized (x) to assume under the Plan previously issued compensatory awards, or to substitute new Awards for previously issued compensatory awards, including Awards, as part of such adjustment; (y) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 15 days prior to such cancellation; or (z) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess, if any, of the Fair Market Value of Common Stock on such date over the Grant Price of such Award.

c.

Notwithstanding the foregoing: (i) any adjustments made pursuant to Paragraph 18 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in a manner which is intended to not result in accelerated or additional tax to a Participant pursuant to Section 409A of the Code; (ii) any adjustments made pursuant to Paragraph 18 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner intended to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) do not result in accelerated or additional tax to a Participant pursuant to Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Paragraph 18 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date to be subject thereto as of the Grant Date.

19.	Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Any certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

20.	Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience, including bookkeeping accounts established by a third party administrator retained by the Company to administer the Plan. The Company shall not be required to segregate any assets for purposes of this Plan or Awards hereunder, nor shall the Company, the Board or the Committee be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement or the terms of the Award, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

21.	Right to Employment; Claims to Award. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Participating Employer to terminate any Participant’s employment or other service relationship at any time, or confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or any Participating Employer. Nothing in the Plan confers upon any Employee or Director of the Company or an Affiliate, or other person, any claim or right to be granted an Award under the Plan, or, having been selected for the grant of an Award, to be selected for a grant of any other Award.

22.	Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

23.	Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas without regard to conflicts of law principles.

24.	Limitation on Parachute Payments. In the event the Award Agreement or any other agreement between the Participant and a Participating Employer does not contain any contrary provision regarding the method of avoiding or mitigating the impact of the golden parachute excise tax under Section 4999 of the Code on the Participant, then, notwithstanding any contrary provision of this Plan, if the aggregate present value of all parachute payments payable to or for the benefit of a Participant, whether payable pursuant to this Plan or otherwise, to the extent necessary, any Awards under the Plan shall be reduced in order that this limit not be exceeded, but only if, by reason of such reduction, the net after-tax benefit to the Participant shall exceed the net after-tax benefit if such reduction, together with all other reductions of parachute payments otherwise applicable, were not made. For purposes of this Paragraph 24, the terms “parachute payment,” “base amount” and “present value” shall have the meanings assigned thereto under Section 280G of the Code. It is the intention of this Paragraph 24 to avoid excise taxes on the Participant under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 280G of the Code.

25.	Section 409A. It is the intention of the Company that Awards granted under the Plan either (i) shall not be “nonqualified deferred compensation” subject to Section 409A of the Code, or (ii) shall meet the requirements of Section 409A of the Code such that no Participant shall be subject to tax pursuant to Section 409A of the Code in respect thereof, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. Notwithstanding any other provision of the Plan to the contrary, any payments (whether in cash, shares of Common Stock, or other property) with respect to any Award that constitutes “nonqualified deferred compensation” subject to Section 409A of the Code, to be made upon a Participant’s termination of employment shall be made no earlier than (A) the first day of the seventh month following the Participant’s “separation from service” (within the meaning of Section 409A of the Code) and (B) the Participant’s death if at the time of such termination of employment the Participant is a “specified employee,” within the meaning of Section 409A of the Code (as determined by the Company in accordance with its uniform policy with respect to all arrangements subject to Section 409A of the Code).

26.	Effectiveness and Term. The Plan is effective as of the Effective Date and, for purposes of Section 162(m) of the Code, the Plan is in existence during a period that the Company is not a publicly held corporation within the meaning of Treasury Regulation § 1.162-27(f). No Award shall be made under the Plan ten years or more after the Effective Date.

27.	No Rights as Stockholder. Except as otherwise specifically provided in the Plan or an Award Agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock that are subject to Awards until such time as such shares have been issued or delivered to that person.

28.	Miscellaneous. Pronouns and other words in respect of gender shall be interpreted to refer to both genders, and the titles and headings of the sections in the Plan and Award Agreements are for convenience of reference only. In the event of any conflict, the text of the Plan (or applicable Award Agreement), rather than such titles and headings, shall control.

Attachment “A”

“Change of Control”

The following definitions apply to the Change of Control provision in Paragraph 10 of the foregoing Plan.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect at the time of determination.

“Associate” shall mean, with reference to any Person, (a) any corporation, firm, partnership, association, unincorporated organization, or other entity (other than the Company or a subsidiary of the Company) of which such Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

“Beneficial Owner” shall mean, with reference to any securities, any Person if:

a.	such Person or any of such Person’s Affiliates and Associates, directly or indirectly, is the “beneficial owner” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect at the time of determination) such securities or otherwise has the right to vote or dispose of such securities;

b.	such Person or any of such Person’s Affiliates and Associates, directly or indirectly, has the right or obligation to acquire such securities (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement, or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants, or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to “beneficially own,” (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (ii) securities issuable upon exercise of Exempt Rights; or

c.	such Person or any of such Person’s Affiliates or Associates (i) has any agreement, arrangement or understanding (whether or not in writing) with any other Person (or any Affiliate or Associate thereof) that beneficially owns such securities for the purpose of acquiring, holding, voting (except as set forth in the proviso to subsection (a) of this definition) or disposing of such securities or (ii) is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person that beneficially owns such securities;

provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition. For purposes hereof, “voting” a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for a shareholder list, to call a shareholder meeting, or to inspect corporate books and records), or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.

The terms “beneficially own” and “beneficially owning” shall have meanings that are correlative to this definition of the term “Beneficial Owner.”

“Board” shall have the meaning set forth in the foregoing Plan.

“Change of Control” shall mean any of the following occurring after the Effective Date:

a.	any Person (other than an Exempt Person) shall become the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding or 50% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided, however, that no Change of Control shall be deemed to occur for purposes of this subsection (a) if such Person shall become a Beneficial Owner of 50% or more of the shares of Common Stock or 50% or more of the combined voting power of the Voting Stock of the Company solely as a result of (i) an Exempt Transaction or (ii) an acquisition by a Person pursuant to a reorganization, merger, or consolidation, if, following such reorganization, merger, or consolidation, the conditions described in clauses (i), (ii), and (iii) of subsection (c) of this definition are satisfied;

b.	individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; provided, further, that there shall be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any actual or threatened Election Contest that is subject to the provisions of Rule 14a-11 of the General Rules and Regulations under the Exchange Act;

c.

the Company shall consummate a reorganization, merger, or consolidation, in each case, unless, following such reorganization, merger, or consolidation, (i) 50% or more of the then outstanding shares of common stock of the corporation, or common equity securities of an entity other than a corporation, resulting from such reorganization, merger, or consolidation and the combined voting power of the then outstanding Voting Stock of such corporation or other entity are beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such reorganization, merger, or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, or consolidation, of the outstanding Common Stock, (ii) no Person (excluding any Exempt Person or any Person beneficially owning, immediately prior to such reorganization, merger, or consolidation, directly or indirectly, 50% or more of the Common Stock then outstanding or 50% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 50% or more of the then outstanding shares of common stock of the corporation, or common equity securities of an entity other than a corporation, resulting from such reorganization, merger, or consolidation or the combined voting power of the then outstanding Voting Stock of such corporation or other entity, and (iii) at least a majority of the members of the board of directors of the corporation, or the body which is most analogous to the board of directors of a corporation if not a corporation, resulting from such reorganization, merger, or consolidation were members of the Incumbent Board at the time of the initial agreement or initial action by the Board providing for such reorganization, merger, or consolidation; or

d.	(i) complete liquidation or dissolution of the Company unless such liquidation or dissolution is approved as part of a plan of liquidation and dissolution involving a sale or disposition of all or substantially all of the assets of the Company to a corporation with respect to which, following such sale or other disposition, all of the requirements of clauses (ii)(A), (B), and (C) of this subsection (d) are satisfied, or (ii) the Company shall consummate the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation or other entity, with respect to which, following such sale or other disposition, (A) 50% or more of the then outstanding shares of common stock of such corporation, or common equity securities of an entity other than a corporation, and the combined voting power of the Voting Stock of such corporation or other entity is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock, (B) no Person (excluding any Exempt Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 50% or more of the Common Stock then outstanding or 50% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 50% or more of the then outstanding shares of common stock of such corporation, or common equity securities of an entity other than a corporation, and the combined voting power of the then outstanding Voting Stock of such corporation or other entity, and (C) at least a majority of the members of the board of directors of such corporation, or the body which is most analogous to the board of directors of a corporation if not a corporation, were members of the Incumbent Board at the time of the initial agreement or initial action of the Board providing for such sale or other disposition of assets of the Company.

Notwithstanding anything herein to the contrary, in no event shall the consummation of the transactions contemplated by the Plan of Reorganization constitute a Change of Control hereunder.

“Common Stock” shall have the meaning set forth in the foregoing Plan.

“Company” shall have the meaning set forth in the foregoing Plan.

“Election Contest” shall mean a solicitation of proxies of the kind described in Rule 14a-12(c) under the Exchange Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exempt Person” shall mean any of the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan.

“Exempt Rights” shall mean any rights to purchase shares of Common Stock or other Voting Stock of the Company if at the time of the issuance thereof such rights are not separable from such Common Stock or other Voting Stock (i.e., are not transferable otherwise than in connection with a transfer of the underlying Common Stock or other Voting Stock), except upon the occurrence of a contingency, whether such rights exist as of the Effective Date or are thereafter issued by the Company as a dividend on shares of Common Stock or other Voting Securities or otherwise.

“Exempt Transaction” shall mean an increase in the percentage of the outstanding shares of Common Stock or the percentage of the combined voting power of the outstanding Voting Stock of the Company beneficially owned by any Person solely as a result of a reduction in the number of shares of Common Stock then outstanding due to the repurchase of Common Stock or Voting Stock by the Company, unless and until such time as (a) such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or additional Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock, or (b) any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock shall become an Affiliate or Associate of such Person.

“Person” shall mean any individual, firm, corporation, partnership, association, trust, unincorporated organization, or other entity.

“Voting Stock” shall mean, (i) with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of, or to appoint by contract, directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred) and (ii) with respect to an entity which is not a corporation, all securities of any class or series that are entitled to vote generally in the election of, or to appoint by contract, members of the body which is most analogous to the board of directors of a corporation.

Attachment “B”

Initial Awards

The provisions of this Attachment B apply to all Awards made under this Plan that are granted effective as of the Effective Date or within 90 days thereafter (“Initial Awards”).

The Initial Awards to Employees and Directors (“Emergence Grants”) under the Plan and the Medium Term Incentive Plan (collectively, the “Compensation Plans”) shall consist of MTI target awards granted under the MTI, stock options and stock appreciation rights granted under the Plan, and restricted stock or restricted stock units granted under the Plan. The form and terms of all or a portion of the Emergence Grants, including the methodology for allocations of MTI and Plan awards under the Compensation Plans, were reviewed and authorized by the Remuneration Committee of the Supervisory Board of LyondellBasell Industries AF S.C.A. and, in addition, shall be approved by the Supervisory Board of LyondellBasell Industries N.V. (collectively, the “Boards”) at their meetings in April, 2010 and shall become effective as of the Effective Date without further corporate action (the “Allocated Emergence Grants”). To the extent the Emergence Grants are not fully allocated as of the Effective Date (the “Unallocated Emergence Grants”), not more than ninety (90) days after the Effective Date, the Boards shall authorize and approve the grant of all Unallocated Emergence Grants using the same methodology used by the Boards for individual selection and valuing and allocating among individual MTI and Plan awards as used by the Boards for the Allocated Emergence Grants, provided that, to the extent that the exercise price of any option grants made with respect to Unallocated Emergence Grants is higher or lower than the exercise price of option grants made with respect to the Allocated Emergence Grants, a corresponding adjustment shall be made to the methodology for determining the number of shares of restricted stock or restricted stock units grants with respect to the Unallocated Emergence Grants. For purposes of clarity, the foregoing shall not be applicable to awards made under the Compensation Plans following the period ending ninety (90) days after the Effective Date, and awards made thereafter shall be subject to approval by the Compensation Committee of the Supervisory Board of LyondellBasell Industries, N.V., in accordance with the terms of the Compensation Plans.

Stock Options or Stock Appreciation Rights will be granted with an exercise price of no less than Fair Market Value on the date of grant. For Options and SAR Awards that are granted effective as of the Effective Date, Fair Market Value shall be determined by reference to the midpoint of the implied equity reorganization value derived from the Evercore valuation as confirmed by the Bankruptcy Court in the Confirmation Order of the Plan of Reorganization.

Awards of Restricted Stock and Restricted Stock Units will be calculated by reference to a per share value of $14.11.

Grants made to the Chief Executive Officer of the Company are subject to the terms of his employment agreement regarding acceleration of vesting due to a Change of Control.

B-1